Exhibit 99.3

Exhibit 1

Combined Notice

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

In re: Trinseo PLC, et al., Debtors.[1]	x : : : : : : : x	Chapter 11 Case No. 26-_______ (____) (Jointly Administered)

NOTICE OF (I) COMMENCEMENT OF CHAPTER 11 CASES,
(II) COMBINED HEARING ON DISCLOSURE STATEMENT, JOINT
CHAPTER 11 PLAN OF REORGANIZATION FOR TRINSEO PLC AND
ITS DEBTOR AFFILIATES, AND RELATED MATTERS, (III) OBJECTION
DEADLINES, AND (IV) SUMMARY OF KEY TERMS RELATING TO THE
ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

NOTICE IS HEREBY GIVEN as follows:

Trinseo PLC and its affiliated debtors, as debtors and debtors in possession (collectively, the “Debtors”), each commenced a case under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Court”) on May 26, 2026 (the “Petition Date”).

Before the Petition Date, the Debtors commenced solicitation of the Joint Prepackaged Plan of Reorganization of Trinseo PLC and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code (as may be amended, modified, or supplemented from time to time, the “Plan”)2 attached as Exhibit A to the proposed Disclosure Statement for Joint Prepackaged Plan of Reorganization of Trinseo PLC and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code (as may be amended, modified, or supplemented from time to time, the “Disclosure Statement”) pursuant to sections 1125 and 1126(b) of the Bankruptcy Code. Copies of the Plan and the Disclosure Statement may be obtained free of charge by visiting the solicitation website maintained by the Debtors’ solicitation agent, Kroll Restructuring Administration LLC (the “Solicitation Agent”), at https://restructuring.ra.kroll.com/trinseo/. Copies of the Plan and Disclosure Statement may also be obtained by calling the Solicitation Agent at 888-401-9681 (Toll-Free) or, for non-U.S./Canadian residents, at +1 332-232-3252 (International) or by sending an electronic mail message to trinseoinfo@ra.kroll.com (with “Trinseo Solicitation Inquiry” in the subject line).

[1]	A complete list of each of the Debtors in these chapter 11 cases (the “Chapter 11 Cases”) and the last four digits of each Debtor’s taxpayer identification number (if applicable) may be obtained on the website of the Debtors’ claims and noticing agent at https://restructuring.ra.kroll.com/trinseo/. The Debtors’ mailing address is 440 East Swedesford Road, Suite 301, Wayne, PA 19087.

[2]	Capitalized terms used but not defined herein have the meanings given to them in the Plan.

The Debtors are proposing a restructuring that will substantially deleverage their capital structure. Specifically, upon consummation, the Plan will reduce the Debtors’ total funded debt by approximately $2.72 billion. Importantly, the Plan does not seek to impair the Debtors’ non-funded debt creditors, including general unsecured claims, such as vendors, suppliers, or distributors. Such claims are contemplated to be paid or otherwise satisfied in full in the ordinary course of business. With the support of their key stakeholders and consummation of the Plan, the Debtors expect to emerge from the Chapter 11 Cases expeditiously with a healthier balance sheet and the ability to continue to serve all domestic and international customers and other parties in interest.

Information Regarding Plan

The Debtors commenced solicitation of votes to accept the Plan from: Holders of Class 4 RCF Claims, Holders of Class 5 Super HoldCo 1L Claims, and Holders of Class 6 OpCo Term Loan Claims, each of record as of May 21, 2026. Only Holders of Claims in Classes 4, 5, and 6 are entitled to vote to accept or reject the Plan. All other Classes of Claims and Interests are either presumed to accept or deemed to reject the Plan and, therefore, Holders of such other Claims and Interests are not entitled to vote to accept or reject the Plan. Pursuant to the Solicitation Procedures Order,3 the deadline for the submission of votes to accept or reject the Plan is June 29, 2026, at 4:00 p.m. (prevailing Central Time).

PLEASE BE ADVISED THAT THE PLAN CONTAINS RELEASE, EXCULPATION AND INJUNCTION PROVISIONS. THESE PROVISIONS ARE SET FORTH IN APPENDIX A ATTACHED HERETO.

If you are a Holder of a Claim or Interest, you may be deemed to grant the Third-Party Release under the Plan. Specifically, pursuant to Article 10 of the Plan, each Holder of a Claim or Interest who (a) votes to accept the Plan, is presumed to accept the Plan, abstains from voting on the Plan, or votes to reject the Plan and (b) does not affirmatively “opt out” of the Third-Party Release is deemed to grant the Third-Party Release, to the maximum extent permitted by law. Holders of Claims or Interests in Classes that are deemed to reject the Plan must affirmatively “opt in” to the Third-Party Release in order to grant such Third-Party Release. The Third-Party Release is discussed further in Section I of the Disclosure Statement.

[3]	The Solicitation Procedures Order is the Order (I) Scheduling Combined Hearing on (A) Adequacy of Disclosure Statement and (B) Confirmation of Plan; (II) Approving Solicitation Procedures and Notices of Non-Voting Status and Release Forms; (III) Fixing Deadline and Procedures for Objections to Disclosure Statement and Plan; (IV) Approving Form and Manner of Notices of Commencement, Combined Hearing, and Objection Deadline; (V) Approving Notice of Assumption of Executory Contracts and Unexpired Leases; (VI) Conditionally (A) Directing the United States Trustee Not to Convene Section 341 Meeting of Creditors and (B) Waiving Requirement to File Statements of Financial Affairs and Schedules of Assets and Liabilities; (VII) Conditionally Approving the Disclosure Statement; and (VIII) Granting Related Relief.

Please be advised that your decision to opt out or to not opt in, as applicable, does not affect the amount of distribution you will receive under the Plan. Specifically, your recovery under the Plan will be the same if you opt out or do not elect to opt in.

The Court has scheduled a combined hearing to consider, among other things, (a) final approval of the Disclosure Statement and (b)  confirmation of the Plan, which hearing will be held before the Court in Courtroom [ • ], 4th floor, 515 Rusk Street, Houston, Texas 77002, on [July 9], 2026 at [ • ] [a.m./p.m.] (prevailing Central Time) (the “Combined Hearing”). The time and location of the Combined Hearing may also be obtained by contacting the undersigned proposed counsel to the Debtors. The Combined Hearing may be adjourned from time to time without further notice other than by filing a notice on the Court’s docket indicating such adjournment and/or announcement of the adjournment date or dates at the Combined Hearing. The adjourned dates will be available on the electronic case filing docket and the Solicitation Agent’s website at https://restructuring.ra.kroll.com/trinseo/.

The Court has set the deadline for filing objections to the final approval of the Disclosure Statement and confirmation of the Plan as June 29, 2026 at 4:00 p.m. (prevailing Central Time) (the “Objection Deadline”). Any objections to the Disclosure Statement and/or the Plan must be: (a) in writing, (b) conform to the applicable Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) and the Bankruptcy Local Rules for the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Local Rules”), (c) set forth the name of the objecting party, the basis for the objection, and the specific grounds thereof, (d) include proposed language that if included in the Plan would remedy the matters set forth in the objection, and (e) be filed with the Court, together with proof of service.

In addition to being filed with the Clerk of the Court, any such objections should be served upon the following parties in accordance with the Bankruptcy Local Rules:

a.	Trinseo PLC, c/o Trinseo LLC, Legal Department, 440 East Swedesford Road, Suite 301, Wayne, PA 19087, Attn: Angelo N. Chaclas (chaclas@trinseo.com);

b.	the Office of the United States Trustee for the Southern District of Texas, 515 Rusk Street, Suite 3516, Houston, TX 77002, Attn: Ha Nguyen (ha.nguyen@usdoj.gov) and Andrew Jimenez (andrew.jimenez@usdoj.gov);

c.	proposed co-counsel to the Debtors, (A) Latham & Watkins LLP, 1271 Avenue of the Americas, New York, NY 10020, Attn: Ryan Preston Dahl (ryan.dahl @lw.com); Benjamin M. Rhode (benjamine.rhode@lw.com); George Klidonas (george.klidonas@lw.com); and Jonathan Weichselbaum (jon.weichselbaum@lw.com), (B) Hunton Andrews Kurth LLP, 600 Travis Street, Suite 4200, Houston, TX 77002, Attn: Timothy A. (“Tad”) Davidson II (taddavidson@hunton.com) and Philip M. Guffy (pguffy@hunton.com);

d.	counsel to the Ad Hoc Group of Senior Secured Creditors, Paul Hastings LLP, 200 Park Avenue, New York, NY 10166, Attn: Kris Hansen (krishansen@paulhastings.com); Chris Guhin (chrisguhin@paulhastings.com); Jason Pierce (jasonpierce@paulhastings.com); and Jack Iaffaldano (jackiaffaldano@paulhastings.com);

e.	counsel to the RCF Agent, White & Case LLP, 1221 Avenue of the Americas, New York, NY 10020, Attn: Scott Greissman (sgreissman@whitecase.com); Joseph Brazil (jbrazil@whitecase.com); Rob Bennett (rbennett@whitecase.com); and Andrew Zatz (azatz@whitecase.com); and

f.	counsel to the 2028 OpCo Ad Hoc Group, Gibson Dunn & Crutcher LLP, 200 Park Avenue, New York, NY 10166, Attn: Stephen Silverman (ssilverman@gibsondunn.com); Keith Martorana (kmartorana@gibsondunn.com); and Jonathan M. Dunworth (jdunworth@gibsondunn.com).

UNLESS AN OBJECTION IS TIMELY FILED AND SERVED IN ACCORDANCE WITH THE PROCEDURES IN THIS NOTICE, SUCH OBJECTION MAY NOT BE CONSIDERED BY THE COURT AT THE COMBINED HEARING.

Summary of the Plan

The following chart summarizes the treatment provided by the Plan to each Class of Claims and Interests:

Class	Designation	Treatment	Entitled to Vote
1	Other Priority Claims	Unimpaired	Presumed to Accept
2	Other Secured Claims	Unimpaired	Presumed to Accept
3	Secured Tax Claims	Unimpaired	Presumed to Accept
4	RCF Claims	Impaired	Entitled to Vote
5	Super HoldCo 1L Claims	Impaired	Entitled to Vote
6	OpCo Term Loan Claims	Impaired	Entitled to Vote
7	Unsecured Funded Debt Claims	Impaired	Deemed to Reject
8	General Unsecured Claims	Unimpaired	Presumed to Accept
9	510(b) Claims	Impaired	Deemed to Reject
10	Intercompany Claims	Unimpaired / Impaired	Presumed to Accept / Deemed to Reject
11	Intercompany Interests	Unimpaired / Impaired	Presumed to Accept / Deemed to Reject
12	Existing Equity Interests	Impaired	Deemed to Reject

Non-Voting Status of Holders of Certain Claims and Interests

As set forth above, certain Holders of Claims and Interests are not entitled to vote on the Plan. As a result, such parties did not receive any Ballots or other related solicitation materials to vote on the Plan. Claims in Classes 1, 2, 3, and 8 are Unimpaired under the Plan and, pursuant to section 1126(f) of the Bankruptcy Code, are conclusively presumed to accept the Plan. Claims or Interests in Classes 10 and 11 are either Unimpaired or Impaired under the Plan and are conclusively presumed to accept or deemed to reject the Plan, as applicable. Claims or Interests in Class 7, Class 9, and Class 12 (collectively with Classes 1, 2, 3, 8, 10, and 11, the “Non-Voting Classes”) are Impaired and their Holders are conclusively deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code. In light of their presumed acceptance or rejection of the Plan, none of the Holders of Claims and Interests in the Non-Voting Classes are being solicited to vote on the Plan. Instead, the Holders of Claims and Interests in the Non-Voting Classes (other than Holders of Intercompany Claims in Class 10 and Intercompany Interests in Class 11) will receive a Notice of Non-Voting Status and (a) an Opt-Out Release Form for Holders of Claims and Interests in Class 1, Class 2, Class 3, and Class 8, or (b) an Opt-In Release Form for Holders of Claims and Interests in Class 7, Class 9, and Class 12. Because the Intercompany Claims and Intercompany Interests are all held by the Debtors or affiliates of the Debtors, the Debtors did not provide the Holders in Class 10 (Intercompany Claims) or Class 11 (Intercompany Interests) with a Notice of Non-Voting Status (or a Solicitation Package). Further, Holders of Claims or Interests in the Non-Voting Classes can access the Disclosure Statement and the Plan at no cost on the website maintained by the Solicitation Agent: https://restructuring.ra.kroll.com/trinseo/.

Section 341 Meeting of Creditors

A meeting of creditors pursuant to section 341(a) of the Bankruptcy Code (the “Section 341 Meeting”) has been deferred pursuant to the Solicitation Procedures Order. The Section 341 Meeting will not be convened if the Plan is confirmed by July 31, 2026. If the Section 341 Meeting will be convened, the Debtors will serve on the parties receiving this notice and any other parties entitled to notice pursuant to the Bankruptcy Rules and Local Bankruptcy Rules, and post on the case website at https://restructuring.ra.kroll.com/trinseo/, not less than twenty-one (21) days before the date scheduled for such meeting, a notice of, among other things, the date, time, and place of the Section 341 Meeting.

Key Terms Relating to Assumption of Executory Contracts and Unexpired Leases

ARTICLE 6 OF THE PLAN CONTAINS THE FOLLOWING PROVISIONS REGARDING EXECUTORY CONTRACTS AND UNEXPIRED LEASES. PARTIES TO EXECUTORY CONTRACTS AND/OR UNEXPIRED LEASES ARE ADVISED AND ENCOURAGED TO CAREFULLY REVIEW AND CONSIDER THE PLAN, INCLUDING SECTION VI, AS YOUR RIGHTS MIGHT BE AFFECTED.

The text of certain executory contract and unexpired lease provisions of the Plan are set forth below for your convenience, but you should review the Disclosure Statement and the Plan for a complete description of such provisions:

Assumption or Rejection of Executory Contracts and Unexpired Leases

On the Effective Date, all Executory Contracts and Unexpired Leases of the Debtors, including, but not limited to, employee contracts, which have not expired by their own terms on or prior to the Confirmation Date, shall be deemed assumed by the Debtors in accordance with, and subject to, the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, except for those Executory Contracts and Unexpired Leases that, in each case:

a.	have been assumed, assumed and assigned, or rejected by the Debtors by prior order of the Bankruptcy Court;

b.	are the subject of a motion to reject Filed by the Debtors pending on the Effective Date;

c.	are identified as rejected Executory Contracts and Unexpired Leases by the Debtors on the Schedule of Rejected Executory Contracts and Unexpired Leases to be Filed in the Plan Supplement, which may be amended by the Debtors up to and through the Effective Date to add or remove Executory Contracts and Unexpired Leases by Filing with the Bankruptcy Court a subsequent Plan Supplement and serving it on the affected non-Debtor contract parties; provided, that the Debtors or Reorganized Debtors, as applicable, may amend the Schedule of Rejected Executory Contracts and Unexpired Leases to add or delete any Executory Contracts or Unexpired Leases after such date to the extent agreed to by the relevant counterparties or approved by an order of the Bankruptcy Court;

d.	are rejected or terminated pursuant to the terms of the Plan; or

e.	are the subject of a pending Cure Dispute.

Without amending or altering any prior order of the Bankruptcy Court approving the assumption or rejection of any Executory Contract or Unexpired Lease, the Combined Order shall constitute an order of the Bankruptcy Court approving such assumptions, assumptions and assignments, and the rejection of Executory Contracts and Unexpired Leases set forth in the Schedule of Rejected Executory Contracts and Unexpired Leases pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date.

To the extent any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned (as applicable) pursuant to the Plan or any prior order of the Bankruptcy Court (including, without limitation, any “change of control” provision) prohibits, restricts or conditions, or purports to prohibit, restrict or condition, or is modified, breached or terminated, or deemed modified, breached or terminated by, (a) the commencement of the Chapter 11 Cases or the insolvency or financial condition of any Debtor at any time before the closing of its respective Chapter 11 Case, (b) any Debtor’s or any Reorganized Debtor’s assumption or assumption and assignment (as applicable) of such Executory Contract or Unexpired Lease or (c) the Confirmation or Consummation of the Plan, then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to modify or terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights or remedies with respect thereto, and any required consent under any such contract or lease shall be deemed satisfied by the Confirmation of the Plan.

Each Executory Contract and Unexpired Lease assumed and/or assumed and assigned pursuant to the Plan shall revest in and be fully enforceable by the applicable Reorganized Debtor or the applicable assignee in accordance with its terms and conditions, except as modified by the provisions of the Plan, any order of the Bankruptcy Court approving its assumption and/or assignment, or applicable law.

The inclusion or exclusion of a contract or lease on any schedule or exhibit shall not constitute an admission by any Debtor that such contract or lease is an Executory Contract or Unexpired Lease or that any Debtor has any liability thereunder.

Payments Related to Assumption of Executory Contracts and Unexpired Leases

Any Cure Claims arising under an Executory Contract or Unexpired Lease to be assumed pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the Cure Claim in Cash on the Effective Date or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree.

In the event of a Cure Dispute, the Debtors or Reorganized Debtors, as applicable, shall have sixty (60) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease by Filing a notice indicating such altered treatment. In the event the Debtors or Reorganized Debtors, as applicable, seek to assume an Executory Contract or Unexpired Lease previously subject to a Cure Dispute, any Cure Claims related to such Executory Contract or Unexpired Lease shall be paid following the entry of a Final Order resolving the dispute and approving the assumption of such Executory Contracts or Unexpired Leases and shall not prevent or delay implementation of this Plan or the occurrence of the Effective Date; provided, that the Debtors or the Reorganized Debtors, as applicable, may settle any dispute regarding the amount of any Cure Claim without any further notice to or action, order or approval of the Bankruptcy Court.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise and full payment of any applicable Cure Claim pursuant to this Section shall result in the full release and satisfaction of any Cure Claims, Claims, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption.

Claims on Account of the Rejection of Executory Contracts or Unexpired Leases

All Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to the Plan or the Combined Order, if any, must be Filed with the Bankruptcy Court within twenty-one (21) days after service of an order of the Bankruptcy Court (including the Combined Order) approving such rejection. Any Claim arising from the rejection of Executory Contracts or Unexpired Leases that becomes an Allowed Claim is classified and shall be treated as a Class 8 General Unsecured Claim.

Any Person or Entity that is required to File a Proof of Claim arising from the rejection of an Executory Contract or an Unexpired Lease that fails to timely do so shall be forever barred, estopped and enjoined from asserting such Claim, and such Claim shall not be enforceable, against the Debtors, the Reorganized Debtors or the Estates, and the Debtors, the Reorganized Debtors and their Estates and their respective assets and property shall be forever discharged from any and all indebtedness and liability with respect to such Claim unless otherwise ordered by the Bankruptcy Court or as otherwise provided in the Plan. All such Claims shall, as of the Effective Date, be subject to the permanent injunction set forth in Article 10.6 of the Plan.

Modifications, Amendments, Supplements, Restatements, or Other Agreements

Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

Unless otherwise provided in the Plan or by separate order of the Bankruptcy Court, each Executory Contract and Unexpired Lease that is assumed shall include any and all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such Executory Contract or Unexpired Lease.

Dated: [ • ], 2026	Respectfully submitted, /s/

HUNTON ANDREWS KURTH LLP

Timothy A. (“Tad”) Davidson II (TX Bar No. 24012503)

Philip M. Guffy (TX Bar No. 24113705)

Timothy R. Powell (TX Bar No. 24119198)

600 Travis Street, Suite 4200

Houston, TX 77002

Telephone: (713) 220-4200

Email: taddavidson@hunton.com

pguffy@hunton.com

tpowell@hunton.com

– and –

LATHAM & WATKINS LLP

Ray C. Schrock (NY Bar No. 4860631)

Ryan Preston Dahl (NY Bar No. 5697461)

George Klidonas (NY Bar No. 4549432)

Jonathan J. Weichselbaum (NY Bar No. 5676143)

1271 Avenue of the Americas

New York, NY 10020

Telephone: (212) 906-1200

Email: ray.schrock@lw.com

ryan.dahl@lw.com

george.klidonas@lw.com

jon.weichselbaum@lw.com

– and –

Benjamin M. Rhode (pro hac vice pending)

330 N. Wabash Avenue, Suite 2800

Chicago, IL 60611

Telephone: (312) 876-7700

Email: benjamin.rhode@lw.com

Proposed Co-Counsel for the Debtors and Debtors in Possession

Appendix A

Release, Injunction, and Exculpation Provisions in the Plan1

[1]	Capitalized terms used but not defined in this Appendix A have the meanings given to them in the Plan.

1